UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2019

FTE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38322	81-0438093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

237 West 35th Street, Suite 806 New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877-878-8136

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FTNW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement Amendment and Closing

As previously announced, on December 20, 2019, FTE Networks, Inc. (“FTE Networks”) and its wholly-owned subsidiary (US Home Rentals LLC, a Delaware limited liability company, referred to herein as “Acquisition Sub”) entered into a purchase agreement (the “Purchase Agreement”) to acquire a real estate asset portfolio consisting of 3,184 rental homes located across the United States (the “Properties”). The other parties to the Purchase Agreement are the holders (the “Equity Sellers”) of 100% of the equity interests in entities (the “Entities”), that hold the Properties and Vision Property Management, LLC, a South Carolina limited liability company (“Vision” and together with the Equity Sellers, the “Sellers”), and Alexander Szkaradek, in his capacity as the representative of the Sellers (the “Sellers’ Representative”). On December 30, 2019, the parties amended the Purchase Agreement (the “Amendment”) in order to address certain changes to the Purchase Agreement, including, among other things, to allow the $9.75 million balance of the cash portion of the purchase price to be paid in cash or short-term promissory notes, and to reduce the Sellers’ indemnification deductible to $100,000.

Effective as of December 30, 2019 (the “Closing Date”), a closing occurred pursuant to the Purchase Agreement, as amended by the Amendment (the “Amended Purchase Agreement”), as a result of which FTE Networks and Acquisition Sub acquired the Entities and certain assets of Vision related to the management of the Properties, including certain assumed contracts and assumed intellectual property (the “Transferred Assets”). As a result, the Entities are now wholly-owned subsidiaries of Acquisition Sub. In accordance with the Amended Purchase Agreement, subject to the terms and conditions stated therein, FTE Networks (i) has paid $250,000 of cash and issued short-term promissory notes in the aggregate amount of $9.75 million, (ii) will issue 4,222,474 shares of the Company’s common stock, par value $0.001 (the “Common Stock Consideration”), and (iii) will issue shares of a newly designated non-convertible, non-redeemable, non-dividend bearing Series I Non-Convertible Preferred Stock having an aggregate stated value equal to $228 million. The Entities are subject to outstanding indebtedness in the amount of approximately $80 million (the “Entities’ Indebtedness”).

The foregoing description of the Amendment and the Amended Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which was previously filed as Exhibit 2.1 to the Form 8-K filed on December 20, 2019 and is incorporated herein by reference and the full text of the Amendment a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On the Closing Date, FTE, through its direct wholly-owned subsidiary, Acquisition Sub, completed the previously announced acquisition of 100% of the equity interests in Entities and all of Transferred Assets as set forth in Item 1.01 of this Current Report on Form 8-K and hereby incorporated by reference into this Item 2.01, pursuant to the Amended Purchase Agreement (the “Transaction”).

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as “believe,” “will,” “intends,” “expects,” and may include statements regarding matters that involve known or unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to differ materially from results expressed or implied by this report. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and market trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. These uncertainties, risks and changes in circumstances are outlined from time to time in documents we file with the Securities and Exchange Commission, including but not limited to, our Form 10-Ks, Form 10-Qs and Form 8-Ks. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this report is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Risk Factors related to the Transaction

Uncertainty of Common Stock Value. Our common stock, par value $0.001 (the “Common Stock”) was suspended from trading on the NYSE American exchange effective December 17, 2019. As a result, there is currently no public market for our Common Stock and investors in our Common Stock have limited liquidity. The aggregate value of the Common Stock Consideration issuable pursuant to the Amended Purchase Agreement was determined through negotiations between the Company and the Sellers based on a number of factors, including the estimated book value of the Company after giving effect to the Transaction. Due to its limited liquidity and lack of a current active trading market, the fair market value of our Common Stock is uncertain and may not be equal to the agreed-upon valuation of the Common Stock Consideration. Although the Company is appealing its suspension from trading on the NYSE American exchange, there can be no assurance that its appeal will be sustained.

Risk of Default under Entities’ Indebtedness. The Entities’ Indebtedness is subject to certain conditions and covenants, including the requirement that the Entities obtain the consent of the lender before taking certain actions. Any failure to comply with the conditions and covenants in the financing agreements governing the Entities’ Indebtedness that is not consented to or waived by the lender or otherwise cured could lead to a termination of such debt facilities, acceleration of all amounts due under such debt facilities, or other actions by the lender. The consent of the lender may have been required with respect to the Transaction, and although the Sellers have engaged in negotiations with the lender seeking to obtain such consent prior to the Closing, such consent has not been obtained as of the Closing Date. While the Company intends to continue to seek to obtain the consent from the lender regarding the Transaction, we cannot guarantee that such consent will be received.

Near-Term Promissory Note Maturity. We are actively pursuing multiple potential sources of additional debt and equity capital to fund repayment of the amounts due pursuant to the Notes and our ongoing operating expenses. We may not be successful in securing suitable financing in the time period required. If we do not succeed in raising additional capital in a timely fashion, our resources will not be sufficient to fund the repayment of the Notes upon their maturity (which, as extended by the forbearance period contained therein, could occur as soon as March 31, 2020).

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired. We intend to file the financial statements of Vision required by Rule 8-04 of Regulation S-X in connection with the Transaction by amendment to this Current Report on Form 8-K.

(b) Pro Forma Financial Information. We intend to file the pro forma financial information required by Article 8-05 of Regulation S-X in connection with the Transaction by amendment to this Current Report on Form 8-K.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Purchase Agreement, dated December 30, 2019 by and among FTE, Acquisition Sub, the Sellers and the Sellers’ Representative.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FTE NETWORKS, INC.
(Registrant)

Date: January 2, 2020		/s/ Michael P. Beys
	Name:	Michael P. Beys
	Title:	Interim Chief Executive Officer

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